CEC ANNOUNCES 4Q15 RESULTS …PG 1

Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS RESULTS FOR FOURTH QUARTER 2015

University Group revenue up mid-single digits

Schaumburg, Ill. (February 29, 2016) – Career Education Corporation (NASDAQ: CECO) today reported operating and financial results for the fourth quarter and full year of 2015.

Fourth Quarter Business Highlights:

•	University Group revenue increased by 8.2 percent year-over-year (or 4.2 percent when adjusted for prior year accounting change), primarily driven by a 4.4 percent increase in total enrollments at CTU
•

University Group operating income increased 36.8 percent year-over-year to $31.5 million (or 29.6 percent when adjusted for prior year accounting change), primarily driven by increased revenues and our transformation initiatives

•	Achieved positive total company adjusted EBITDA for the second quarter in a row, and adjusted EBITDA for University and Corporate was the highest it has been in the past eight quarters
•	Fourth quarter cash usage from operations was negative $0.7 million, compared to cash usage of negative $17.5 million in the fourth quarter of 2014

Full Year Business Highlights:

•

Full year 2015 operating expenses for continuing and discontinued operations were roughly $152 million lower year-over-year, which was primarily driven by the impact of the Company’s transformation efforts

•

Full year adjusted EBITDA from University and Corporate was $84.4 million, representing an improvement of $25.0 million or 42.2 percent compared to 2014, driven by 2.7 percent revenue growth at University and execution of the Company’s transformation strategy

•	Full year 2015 cash usage from operations was negative $21.7 million, compared to cash usage of negative $118.6 million for full year 2014
•	Ended 2015 with $201.0 million of cash, cash equivalents, restricted cash and available-for-sale short-term and long-term investments, net of borrowings

University and Academic Highlights:

•	Introduced four new degree programs in 2015 in the areas of Education (AIU), Business Administration (AIU), Nursing (CTU) and Healthcare Management (CTU)
•	Continued to invest in technology with mobile capabilities now launched at both University institutions
•

CTU received the “Distance Education Innovation Award” in September 2015 from the National University Technology Network, which recognized CTU’s adaptive learning platform (intellipath™) as providing an innovative, personalized learning plan for its Master of Business Administration (MBA) students

•

AIU was listed in the U.S. News & World Report “Best Online Programs” rankings in January 2016, placing in the top 10 percent of programs evaluated for students enrolling in distance education programs to earn their degrees

“Our University Group closed out the year with a solid fourth quarter, as stable total enrollments and moderate revenue growth resulted in improved financial performance,” said Todd Nelson, President and Chief Executive Officer. “Our University Group and Corporate’s adjusted EBITDA was approximately $84 million for 2015, which provides a foundation for investments in technology and resources to help improve student retention and outcomes. Our transformation continues to generally track along the framework we offered when we announced the decision to prioritize and focus our resources on our University platform. We are encouraged by what we accomplished in 2015, both financially and operationally. The AIU and CTU brands continue to gain recognition for their competitive academic offerings, as both institutions won multiple awards during 2015.”

CEC ANNOUNCES 4Q15 RESULTS …PG 2

Nelson concluded, “As we look to 2016 and beyond, we will continue to invest in our University platform to position it for long-term success and growth. We are focused on strengthening the breadth of our program offerings, faculty and technological capabilities, with the goal of continuously improving our students’ experiences and academic outcomes. We will evaluate new programs to address the workforce skills gaps for our corporate partners. We will continue to develop our corporate partner network, and work closely with them about ways they can routinely engage and articulate the value of our educational services to their key employees. At the same time, we are honoring our commitment to the students at our campuses in teach-out to provide them with academic resources and education. Lastly, we will remain financially disciplined, with an eye on improving operating efficiencies and our cash flow generation capabilities.”

REVENUE

For the fourth quarter of 2015, total revenue was $199.9 million, an 8.1 percent decrease from $217.5 million for the fourth quarter of 2014. Total revenue for the University Group was $137.4 million for the fourth quarter of 2015 compared to $127.0 million for the fourth quarter of 2014, an increase of 8.2 percent. Adjusting for changes related to accounting for withdrawn students, revenue increased 4.2 percent for the current quarter as compared to the prior year quarter for the University Group.

Revenue ($ in thousands) (1)	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q4 2014
CTU	$91,481	$85,433	$86,174	$85,127	$82,202
AIU	45,871	50,688	52,024	53,066	44,749
Total University Group	137,352	136,121	138,198	138,193	126,951
Corporate and Other	40	39	39	39	40
Subtotal	137,392	136,160	138,237	138,232	126,991
Culinary Arts (2)	42,020	41,410	42,048	44,712	43,294
Transitional Group (2)	20,535	25,914	36,543	44,070	47,216
Total (3)	$199,947	$203,484	$216,828	$227,014	$217,501

(1)

Fourth quarter of 2014 total revenue was negatively impacted by approximately $12.3 million due to the change in how the Company accounts for revenue for students who withdrew from one of its institutions prior to completion of their programs. This cumulative adjustment was recorded during the fourth quarter of 2014. First quarter through fourth quarter of 2015 were negatively impacted by approximately $2.7 million, $2.9 million, $3.1 million and $3.4 million, respectively, related to this change in accounting.

(2)

Teach-out campuses included in the Transitional Group no longer enroll new students. The Culinary Arts campuses were announced for teach-out during December 2015. Additionally, campuses which have ceased operations subsequent to December 31, 2014 and no longer qualify for discontinued operations treatment under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 360 – Property, Plant & Equipment, or campuses that were announced for sale subsequent to December 31, 2014, are also included in the Transitional Group.

(3)	Excludes discontinued operations which consist of the results of operations for campuses that have ceased operations prior to December 31, 2014.

TOTAL AND NEW STUDENT ENROLLMENTS

For the fourth quarter of 2015, total student enrollments for the University Group were 31,900, which remained relatively flat to the prior year quarter.  New student enrollments for the University Group were 8,760, a decrease of 3.1 percent as compared to the prior year quarter.

Total Student Enrollment	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q4 2014
CTU	21,300	20,600	20,600	20,300	20,400
AIU	10,600	10,800	10,700	13,500	11,600
Total University Group	31,900	31,400	31,300	33,800	32,000
Culinary Arts	7,800	9,200	7,800	8,800	8,800
Transitional Group	3,500	5,200	7,000	9,500	9,400
Total	43,200	45,800	46,100	52,100	50,200

CEC ANNOUNCES 4Q15 RESULTS …PG 3

New Student Enrollments	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q4 2014
CTU	5,710	5,470	5,670	5,040	5,670
AIU	3,050	2,980	2,280	5,090	3,370
Total University Group	8,760	8,450	7,950	10,130	9,040
Culinary Arts (1)	690	3,290	1,450	2,040	980
Transitional Group (1)	90	510	830	1,830	1,150
Total	9,540	12,250	10,230	14,000	11,170

(1)

Teach-out campuses within the Transitional Group and Culinary Arts no longer enroll new students, effective upon their teach-out announcement; students who re-enter after 365 days are reported as new student enrollments. For Culinary Arts, teach-outs announced in December 2015 were effective beginning after the January 2016 new enrollment.

OPERATING (LOSS) INCOME

For the fourth quarter of 2015, operating loss of $3.9 million improved 83.6 percent compared to an operating loss of $23.9 million in the prior year quarter. Total University Group operating income increased to $31.5 million from $23.1 million in the prior year quarter, an increase of 36.8 percent, or 29.6 percent when adjusted for the prior year accounting change. This increase in operating income was primarily driven by increased revenues and ongoing efficiencies.

Operating Loss ($ in thousands)	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q4 2014
CTU	$30,001	$18,616	$24,263	$14,616	$23,356
AIU	1,538	1,695	5,174	(2,887)	(304)
Total University Group	31,539	20,311	29,437	11,729	23,052
Corporate and Other	(6,331)	(8,040)	(7,036)	(5,860)	(7,048)
Subtotal	25,208	12,271	22,401	5,869	16,004
Culinary Arts (1)	(14,065)	(33,195)	(10,560)	243	(16,136)
Transitional Group (2)	(15,072)	(23,065)	(31,733)	(30,470)	(23,788)
Total (3)	$(3,929)	$(43,989)	$(19,892)	$(24,358)	$(23,920)

(1)

Asset impairment charges of $9.0 million, $33.4 million, $9.7 million and $10.3 million were recorded during the fourth quarter of 2015, third quarter of 2015, second quarter of 2015 and fourth quarter of 2014, respectively.

(2)

Asset impairment charges of $0.2 million, $1.7 million, $6.0 million and $3.9 million were recorded during the fourth quarter of 2015, second quarter of 2015, first quarter of 2015 and fourth quarter of 2014, respectively.

(3)	Excludes discontinued operations, which consists of the results of operations for campuses that have ceased operations prior to December 31, 2014.

CEC ANNOUNCES 4Q15 RESULTS …PG 4

ADJUSTED EBITDA

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its operations. (See tables below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

For the fourth quarter of 2015, adjusted EBITDA for the University Group and Corporate was $29.7 million representing an improvement of 28.4 percent, or $6.6 million, compared to fourth quarter of 2014, primarily driven by increased revenue and ongoing transformation initiatives. Adjusted EBITDA for the Transitional Group, Culinary Arts and discontinued operations remained relatively flat for the current quarter versus the prior year quarter primarily due to increased severance and related charges recorded in the current quarter for the newly announced teach-outs offset with improvements for campuses which completed their teach-out.

Adjusted EBITDA ($ in thousands)	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q4 2014
University Group and Corporate:
Pre-tax loss from continuing operations	$(4,292)	$(44,656)	$(20,750)	$(24,740)	$(23,674)
Transitional Group pre-tax loss	15,182	23,724	32,624	30,470	23,788
Culinary Arts pre-tax loss (gain)	14,065	33,171	10,532	(250)	15,927
Interest expense (income), net	87	7	(52)	2	(38)
Depreciation and amortization (1)	3,318	3,454	3,956	4,361	5,170
Legal settlements (1)	200	—	—	—	—
Stock-based compensation (1)	404	983	530	940	966
Asset impairments (1)	507	—	—	—	—
Unused space charges (1) (2)	114	(385)	(348)	556	(373)
Adjustment related to revenue recognition (1) (3)	101	348	94	93	1,354
Adjusted EBITDA--University Group and Corporate	$29,686	$16,646	$26,586	$11,432	$23,120

Memo: Advertising Expenses (1)	$33,431	$46,194	$34,258	$50,587	$36,731

Transitional Group, Culinary Arts and Discontinued Operations:
Pre-tax loss from discontinued operations	$(512)	$(544)	$(720)	$(352)	$(1,268)
Transitional Group pre-tax loss	(15,182)	(23,724)	(32,624)	(30,470)	(23,788)
Culinary Arts pre-tax (loss) gain	(14,065)	(33,171)	(10,532)	250	(15,927)
Loss on sale of business (4)	161	715	917	—	—
Depreciation and amortization (4)	1,759	2,508	3,231	2,351	7,319
Legal settlements (4)	—	—	(166)	1,485	—
Asset impairments (4)	9,171	33,446	11,372	6,019	14,203
Unused space charges (2) (4)	(2,002)	7,174	(2,305)	(2,424)	(2,063)
Adjustment related to revenue recognition (3) (4)	(188)	173	13	(67)	1,029
Adjusted EBITDA--Transitional, Culinary Arts and Discontinued Operations	$(20,858)	$(13,423)	$(30,814)	$(23,208)	$(20,495)
Consolidated Adjusted EBITDA	$8,828	$3,223	$(4,228)	$(11,776)	$2,625

(1)	Quarterly amounts relate to the University Group and Corporate
(2)	Unused space charges represent the net present value of remaining lease obligations less an estimated amount for sublease income as well as the subsequent accretion of these charges
(3)	Q4 2014 amounts are cumulative for the full year 2014 recorded during the fourth quarter of 2014
(4)	Quarterly amounts relate to Transitional Group, Culinary Arts and discontinued operations

CEC ANNOUNCES 4Q15 RESULTS …PG 5

BALANCE SHEET AND CASH FLOW

Net cash used in operating activities was negative $0.7 million for the fourth quarter of 2015, compared to a net cash usage of negative $17.5 million in the prior year quarter. The Company’s continued focus on its transformation efforts and the completion of teach-outs drove the improvement in cash usage for the current year quarter as compared to the prior year quarter.

As of December 31, 2015 and December 31, 2014, cash, cash equivalents, restricted cash and available-for-sale short-term and long-term investments, net of borrowings totaled $201.0 million and $237.0 million, respectively.

Cash and Cash Flow from Operations ($ in thousands)	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q4 2014
Consolidated Cash, Cash Equivalents, Restricted Cash and Available-For-Sale Short-Term and Long-Term Investments (1)	$239,015	$206,792	$204,104	$213,739	$247,002
Borrowings (2)	$38,000	$-	$-	$-	$10,000
Consolidated Cash, Cash Equivalents, Restricted Cash and Available-For-Sale Short-Term and Long-Term Investments, net of Borrowings (1)	$201,015	$206,792	$204,104	$213,739	$237,002
Cash Flow from Operations (3)	$(683)	$5,592	$(6,419)	$(20,176)	$(17,479)

(1)

Consolidated cash, cash equivalents, restricted cash and available-for-sale short-term and long-term investment balances are quarter end balances and include both continuing and discontinued operations. Available-for-sale long-term investment balances of $7.4 million for each of the periods disclosed are reflected within other non-current assets on our consolidated balance sheets.

(2)

The fourth quarter of 2015 and 2014 ending cash, cash equivalents, restricted cash and available-for-sale short-term and long-term investment balances include $38.0 million and $10.0 million, respectively, of restricted cash related to cash-collateralized borrowings under the Credit Agreement. The $10.0 million of outstanding borrowings as of December 31, 2014 was repaid during the first quarter of 2015.

(3)	Cash flow from operations includes payments of legal settlements of $2.4 million and $1.3 million during the first quarter of 2015 and fourth quarter of 2014, respectively.

OUTLOOK

We expect the following results from our transformation efforts, subject to the key assumptions identified below:

•	Adjusted EBITDA from University Group and Corporate is expected to stay relatively flat in 2016 as compared to 2015 and then increase modestly in 2017 and 2018
•

As compared to 2015, we expect negative adjusted EBITDA from Transitional Group, Culinary Arts and discontinued operations to improve slightly in 2016, then to worsen in 2017 due to the completion of the LCB teach-outs and then to start improving in 2018

•

End of year cash, cash equivalents, restricted cash and available-for-sale short-term and long-term investments, net of any borrowings, as reported on the consolidated balance sheets of approximately $150 million to $160 million for the year ending December 31, 2016 and approximately $140 million to $150 million for the year ending December 31, 2017 and to generate cash during 2018

The estimates provided above for 2016 and beyond are based on the following key assumptions and factors, among others: (i) flat-to-modest total enrollment growth within the University Group while achieving the intended University Group efficiencies, (ii) teach-outs to occur as planned and performance consistent with historical experience, (iii) achievement of recovery rates for our real estate obligations and timing of any associated lease termination payments consistent with our historical experiences, (iv) right-sizing of our Corporate expense structure to serve primarily online institutions, (v) no material changes in the legal or regulatory environment and excludes legal or regulatory settlements, and (vi) consistent working capital movements in line with historical operating trends and potential impacts of teach-out campuses on working capital in line with expectations. Although these estimates and assumptions are based upon management’s good faith beliefs regarding current events and actions that we may undertake in the future, actual results could differ materially from these estimates.

CEC ANNOUNCES 4Q15 RESULTS …PG 6

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Monday, February 29, 2016 at 5:30 p.m. Eastern time to discuss its fourth quarter and full year 2015 results and outlook. Interested parties can access the live webcast of the conference call and the related presentation materials at www.careered.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 844-378-6484 (domestic) or 412-542-4179 (international). Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com in the Investor Relations section of the website.

ABOUT CAREER EDUCATION CORPORATION

Career Education’s academic institutions offer a quality education to a diverse student population in a variety of disciplines through online, campus-based and hybrid learning programs. Our two universities – American InterContinental University (“AIU”) and Colorado Technical University (“CTU”) – provide degree programs through the master’s or doctoral level as well as associate and bachelor’s levels. Both universities predominantly serve students online with career-focused degree programs that are designed to meet the educational demands of today’s busy adults. AIU and CTU continue to show innovation in higher education, advancing new personalized learning technologies like their intellipath™ adaptive learning platform that allow students to more efficiently pursue earning a degree by receiving course credit for knowledge they can already demonstrate. Career Education is committed to providing quality education that closes the gap between learners who seek to advance their careers and employers needing a qualified workforce.

A listing of individual campus locations and web links to Career Education’s institutions can be found at www.careered.com.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “expect,” “believe,” “will,” “anticipate,” “continue,” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: declines in enrollment; increased competition; negative trends in the real estate market which could impact the costs related to teaching out campuses and the success of our initiatives to reduce our real estate obligations; our ability to achieve anticipated cost savings and business efficiencies; rulemaking by the U.S. Department of Education or any state and increased focus by Congress, the President and governmental agencies on, or increased negative publicity about, for-profit education institutions; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the gainful employment, 90-10 and financial responsibility standards prescribed by the U.S. Department of Education), as well as applicable accreditation standards and state regulatory requirements; the impact of management changes; our ability to successfully defend litigation and other claims brought against us; and changes in the overall U.S. or global economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and its subsequent filings with the Securities and Exchange Commission.

###

CONTACT

Investors:

Alpha IR Group

Sam Gibbons or Chris Hodges

(312) 445-2870

CECO@alpha-ir.com

Or

Media:

Career Education Corporation

(847) 585-2600

media@careered.com

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2015	December 31, 2014

ASSETS
CURRENT ASSETS:
Cash and cash equivalents, unrestricted	$66,919	$93,832
Restricted cash	49,821	22,938
Short-term investments	114,901	122,858
Total cash and cash equivalents, restricted cash and short-term investments	231,641	239,628

Student receivables, net	31,618	31,401
Receivables, other, net	5,194	19,401
Prepaid expenses	14,380	17,453
Inventories	3,353	5,022
Other current assets	2,523	4,729
Assets of discontinued operations	254	473
Total current assets	288,963	318,107

NON-CURRENT ASSETS:
Property and equipment, net	58,249	115,604
Goodwill	87,356	87,356
Intangible assets, net	9,300	28,219
Student receivables, net	3,958	3,916
Deferred income tax assets, net	137,716	—
Other assets	16,562	19,357
Assets of discontinued operations	8,811	975
TOTAL ASSETS	$610,915	$573,534

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term borrowings	$38,000	$10,000
Accounts payable	25,906	23,808
Accrued expenses:
Payroll and related benefits	38,789	30,481
Advertising and production costs	11,788	15,379
Income taxes	1,061	1,633
Other	24,082	28,857
Deferred tuition revenue	40,112	54,573
Liabilities of discontinued operations	13,067	15,506
Total current liabilities	192,805	180,237

NON-CURRENT LIABILITIES:
Deferred rent obligations	45,927	67,433
Other liabilities	25,197	21,072
Liabilities of discontinued operations	9,376	22,859
Total non-current liabilities	80,500	111,364
STOCKHOLDERS' EQUITY:
Preferred stock	—	—
Common stock	830	823
Additional paid-in capital	610,784	606,531
Accumulated other comprehensive loss	(880)	(853)
Accumulated deficit	(57,518)	(109,403)
Cost of shares in treasury	(215,606)	(215,165)
Total stockholders' equity	337,610	281,933
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$610,915	$573,534

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share amounts and percentages)

	For the Quarter Ended December 31,
	2015	% of Total Revenue	2014	% of Total Revenue
REVENUE:
Tuition and registration fees	$198,445	99.2%	$215,818	99.2%
Other	1,502	0.8%	1,683	0.8%
Total revenue	199,947		217,501
OPERATING EXPENSES:
Educational services and facilities	66,931	33.5%	80,774	37.1%
General and administrative	122,190	61.1%	133,974	61.6%
Depreciation and amortization	5,077	2.5%	12,470	5.7%
Asset impairment	9,678	4.8%	14,203	6.5%
Total operating expenses	203,876	102.0%	241,421	111.0%
Operating loss	(3,929)	-2.0%	(23,920)	-11.0%
OTHER (EXPENSE) INCOME:
Interest income	246	0.1%	237	0.1%
Interest expense	(333)	-0.2%	(199)	-0.1%
Loss on sale of business	(161)	-0.1%	—	0.0%
Miscellaneous (expense) income	(115)	-0.1%	208	0.1%
Total other (expense) income	(363)	-0.2%	246	0.1%
PRETAX LOSS	(4,292)	-2.1%	(23,674)	-10.9%
(Benefit from) provision for income taxes	(146,531)	-73.3%	546	0.3%

INCOME (LOSS) FROM CONTINUING OPERATIONS	142,239	71.1%	(24,220)	-11.1%
Income (loss) from discontinued operations, net of tax	485	0.2%	(1,268)	-0.6%
NET INCOME (LOSS)	142,724	71.4%	(25,488)	-11.7%

OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Unrealized loss on investments	(260)		(107)
COMPREHENSIVE INCOME (LOSS)	$142,464		$(25,595)

NET INCOME (LOSS) PER SHARE - BASIC:
Income (loss) from continuing operations	$2.09		$(0.36)
Income (loss) from discontinued operations	0.01		(0.02)
Net income (loss) per share	$2.10		$(0.38)
NET INCOME (LOSS) PER SHARE - DILUTED:
Income (loss) from continuing operations	$2.08		$(0.36)
Income (loss) from discontinued operations	—		(0.02)
Net income (loss) per share	$2.08		$(0.38)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	68,046		67,330
Diluted	68,506		67,330

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share amounts and percentages)

	For the Year Ended December 31,
	2015	% of Total Revenue	2014	% of Total Revenue
REVENUE:
Tuition and registration fees	$842,062	99.4%	$905,482	99.1%
Other	5,211	0.6%	8,482	0.9%
Total revenue	847,273		913,964
OPERATING EXPENSES:
Educational services and facilities	289,777	34.2%	323,259	35.4%
General and administrative	564,211	66.6%	640,454	70.1%
Depreciation and amortization	24,938	2.9%	53,382	5.8%
Asset impairment	60,515	7.1%	36,141	4.0%
Total operating expenses	939,441	110.9%	1,053,236	115.2%
Operating loss	(92,168)	-10.9%	(139,272)	-15.2%
OTHER (EXPENSE) INCOME:
Interest income	794	0.1%	851	0.1%
Interest expense	(835)	-0.1%	(491)	-0.1%
Loss on sale of business	(1,793)	-0.2%	-	0.0%
Miscellaneous (expense) income	(436)	-0.1%	86	0.0%
Total other (expense) income	(2,270)	-0.3%	446	0.0%
PRETAX LOSS	(94,438)	-11.1%	(138,826)	-15.2%
(Benefit from) provision for income taxes	(147,454)	-17.4%	3,736	0.4%

INCOME (LOSS) FROM CONTINUING OPERATIONS	53,016	6.3%	(142,562)	-15.6%
Loss from discontinued operations, net of tax	(1,131)	-0.1%	(35,601)	-3.9%
NET INCOME (LOSS)	51,885	6.1%	(178,163)	-19.5%

OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Unrealized loss on investments	(27)		(350)
Total other comprehensive loss	(27)		(350)
COMPREHENSIVE INCOME (LOSS)	$51,858		$(178,513)

NET INCOME (LOSS) PER SHARE - BASIC:
Income (loss) from continuing operations	$0.78		$(2.12)
Loss from discontinued operations	(0.02)		(0.53)
Net income (loss) per share	$0.76		$(2.65)
NET INCOME (LOSS) PER SHARE - DILUTED:
Income (loss) from continuing operations	$0.78		$(2.12)
Loss from discontinued operations	(0.02)		(0.53)
Net income (loss) per share	$0.76		$(2.65)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	67,860		67,173
Diluted	68,328		67,173

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year Ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$51,885	$(178,163)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Asset impairment	60,515	36,209
Depreciation and amortization expense	24,938	55,455
Bad debt expense	21,980	14,841
Compensation expense related to share-based awards	2,857	4,277
Loss on sale of businesses, net	1,793	311
Loss on disposition of property and equipment	663	32
Deferred income taxes	(145,807)	14,250
Changes in operating assets and liabilities:
Accrued expenses and deferred rent obligations	(31,104)	(52,972)
Deferred tuition revenue	(12,650)	(6,314)
Student receivables, net of allowance for doubtful accounts	(22,477)	(10,531)
Other operating assets and liabilities	25,721	3,981
Net cash used in operating activities	(21,686)	(118,624)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(93,360)	(157,425)
Sales of available-for-sale investments	100,173	64,920
Purchases of property and equipment	(11,695)	(13,156)
Proceeds on the sale of assets	2,272	—
Payments of cash upon sale of businesses, net of cash divested	(4,013)	(387)
Purchase of equity method investment	(1,368)	(1,575)
Net cash used in investing activities	(7,991)	(107,623)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock	1,401	1,354
Borrowings from credit facility	38,000	10,000
Payment on borrowings	(10,000)	—
Change in restricted cash	(26,883)	(10,374)
Net cash provided by financing activities	2,518	980

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	246	156

NET DECREASE IN CASH AND CASH EQUIVALENTS	(26,913)	(225,111)
DISCONTINUED OPERATIONS CASH ACTIVITY INCLUDED ABOVE:
Add: Cash balance of discontinued operations, beginning of the period	—	475
Less: Cash balance of discontinued operations, end of the period	—	—
CASH AND CASH EQUIVALENTS, beginning of the period	93,832	318,468
CASH AND CASH EQUIVALENTS, end of the period	$66,919	$93,832

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarter Ended December 31,
	2015	2014
REVENUE:
CTU	$91,481	$82,202
AIU	45,871	44,749
Total University Group	137,352	126,951
Corporate and Other	40	40
Subtotal	137,392	126,991
Culinary Arts	42,020	43,294
Transitional Group	20,535	47,216
Total	$199,947	$217,501

OPERATING (LOSS) INCOME:
CTU	$30,001	$23,356
AIU	1,538	(304)
Total University Group	31,539	23,052
Corporate and Other	(6,331)	(7,048)
Subtotal	25,208	16,004
Culinary Arts	(14,065)	(16,136)
Transitional Group	(15,072)	(23,788)
Total	$(3,929)	$(23,920)

OPERATING (LOSS) MARGIN:
CTU	32.8%	28.4%
AIU	3.4%	-0.7%
Total University Group	23.0%	18.2%
Corporate and Other	NM	NM
Subtotal	18.3%	12.6%
Culinary Arts	-33.5%	-37.3%
Transitional Group	-73.4%	-50.4%
Total	-2.0%	-11.0%

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Year Ended December 31,
	2015	2014
REVENUE:
CTU	$348,215	$336,573
AIU	201,649	198,896
Total University Group	549,864	535,469
Corporate and Other	157	230
Subtotal	550,021	535,699
Culinary Arts	170,190	172,606
Transitional Group	127,062	205,659
Total	$847,273	$913,964

OPERATING (LOSS) INCOME:
CTU	$87,496	$69,492
AIU	5,520	(9,412)
Total University Group	93,016	60,080
Corporate and Other	(27,267)	(21,169)
Subtotal	65,749	38,911
Culinary Arts	(57,577)	(66,556)
Transitional Group	(100,340)	(111,627)
Total	$(92,168)	$(139,272)

OPERATING (LOSS) MARGIN:
CTU	25.1%	20.6%
AIU	2.7%	-4.7%
Total University Group	16.9%	11.2%
Corporate and Other	NM	NM
Subtotal	12.0%	7.3%
Culinary Arts	-33.8%	-38.6%
Transitional Group	-79.0%	-54.3%
Total	-10.9%	-15.2%

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In thousands)

Adjusted EBITDA	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q4 2014
University Group and Corporate:
Pre-tax loss from continuing operations	$(4,292)	$(44,656)	$(20,750)	$(24,740)	$(23,674)
Transitional Group pre-tax loss	15,182	23,724	32,624	30,470	23,788
Culinary Arts pre-tax loss (gain)	14,065	33,171	10,532	(250)	15,927
Interest expense (income), net	87	7	(52)	2	(38)
Depreciation and amortization (2)	3,318	3,454	3,956	4,361	5,170
Legal settlements (2) (3)	200	—	—	—	—
Stock-based compensation (2)	404	983	530	940	966
Asset impairments (2)	507	—	—	—	—
Unused space charges (2) (4)	114	(385)	(348)	556	(373)
Adjustment related to revenue recognition (2) (5)	101	348	94	93	1,354
Adjusted EBITDA--University Group and Corporate (6)	$29,686	$16,646	$26,586	$11,432	$23,120

Memo: Advertising Expenses (2)	$33,431	$46,194	$34,258	$50,587	$36,731

Transitional Group, Culinary Arts and Discontinued Operations:
Pre-tax loss from discontinued operations	$(512)	$(544)	$(720)	$(352)	$(1,268)
Transitional Group pre-tax loss	(15,182)	(23,724)	(32,624)	(30,470)	(23,788)
Culinary Arts pre-tax (loss) gain	(14,065)	(33,171)	(10,532)	250	(15,927)
Loss on sale of business (7)	161	715	917	—	—
Depreciation and amortization (7)	1,759	2,508	3,231	2,351	7,319
Legal settlements (3) (7)	—	—	(166)	1,485	—
Asset impairments (7)	9,171	33,446	11,372	6,019	14,203
Unused space charges (4) (7)	(2,002)	7,174	(2,305)	(2,424)	(2,063)
Adjustment related to revenue recognition (5) (7)	(188)	173	13	(67)	1,029
Adjusted EBITDA--Transitional, Culinary Arts and Discontinued Operations (6) (8)	$(20,858)	$(13,423)	$(30,814)	$(23,208)	$(20,495)
Consolidated Adjusted EBITDA	$8,828	$3,223	$(4,228)	$(11,776)	$2,625

(1)

The Company believes it is useful to present non-GAAP financial measures which exclude certain significant items as a means to understand the performance of its operations. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its operations, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance and that failure to report non-GAAP measures could result in a misplaced perception that the Company’s results have underperformed or exceeded expectations.

We believe adjusted EBITDA allows us to compare our current operating results with corresponding historical periods and with the operational performance of other companies in our industry because it does not give effect to potential differences caused by items we do not consider reflective of underlying operating performance. We also present adjusted EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of performance. In evaluating adjusted EBITDA, investors should be aware that in the future we may incur expenses similar to the adjustments presented above. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by expenses that are unusual, non-routine or non-recurring. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for net income (loss), operating income (loss), or any other performance measure derived in accordance and reported under GAAP or as an alternative to cash flow from operating activities or as a measure of our liquidity.

Non-GAAP financial measures, when viewed in a reconciliation to corresponding GAAP financial measures, provide an additional way of viewing the company’s results of operations and the factors and trends affecting the company’s business. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

(2)	Quarterly amounts relate to the University Group and Corporate.
(3)	Legal settlement amounts are net of insurance recoveries.
(4)	Unused space charges represent the net present value of remaining lease obligations less an estimated amount for sublease income as well as the subsequent accretion of these charges.
(5)

Revenue recognition adjustment relates to the accounting for students who withdraw from one of our institutions prior to completion of their program. This adjustment now reflects revenue earned on a cash-basis of accounting beginning in the fourth quarter of 2014 for these students.  Q4 2014 amounts are cumulative for the full year 2014 recorded during the fourth quarter of 2014.

(6)

Management assesses results of operations for the University Group and Corporate separately from the Transitional Group and Culinary Arts. As a result, management views adjusted EBITDA from the University Group and Corporate separately from the remainder of the organization, to assess results and make decisions. Accordingly, the Transitional Group and Culinary Arts pre-tax losses are added back to pre-tax loss from continuing operations and subtracted from pre-tax loss from discontinued operations.

(7)	Quarterly amounts relate to the Transitional Group, Culinary Arts and discontinued operations.
(8)	Quarterly adjusted EBITDA amounts for Culinary Arts separate from the Transitional Group and discontinued operations include:
	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q4 2014
Pre-tax (loss) income	$(14,065)	$(33,171)	$(10,532)	$250	$(15,927)
Depreciation and amortization	—	—	—	—	4,504
Legal settlements	—	—	—	775	—
Asset impairments	9,005	33,446	9,687	—	10,320
Unused space charges	191	209	(982)	(377)	65
Cumulative adjustment related to revenue recognition	(97)	150	5	54	514
Total	$(4,966)	$634	$(1,822)	$702	$(524)